EXHIBIT 10.5



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                                  SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT AND LIFE PLAN

                                             OF

                                  AVON PRODUCTS, INC.

















AMENDED AND RESTATED AS OF JULY 1, 1998









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                                  TABLE OF CONTENTS

                                                                 PAGE

SECTION 1   INTRODUCTION                                         1
SECTION 2   DEFINITIONS                                          1
SECTION 3   PARTICIPATION                                        8
SECTION 4   SUPPLEMENTAL RETIREMENT ALLOWANCES                   9
SECTION 5   SURVIVOR RETIREMENT ALLOWANCES                      12
SECTION 6   SUPPLEMENTAL LIFE ALLOWANCES                        16
SECTION 7   FORMS OF PAYMENT                                    18
SECTION 8   ADMINISTRATION OF THE PLAN                          19
SECTION 9   CERTAIN RIGHTS AND LIMITATIONS                      20
SECTION 10  AMENDMENT AND TERMINATION OF THE PLAN               22
SECTION 11  CLAIM PROCEDURES                                    25








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                                   SECTION 1
                                  INTRODUCTION

     Avon Products, Inc. (the "Company") adopted the Supplemental Executive Retirement Plan and Supplemental Life Plan of Avon Products, Inc., originally effective as of January 1, 1982, and last amended and restated such plan as of January 1, 1995 (the "Plan"). The Company now wishes to amend and restate the Plan to reflect changes to certain of the Company's other retirement programs. The terms and conditions of participation and benefits under the Plan are set out in this document. The terms of this document shall be effective as of July 1, 1998.

     The Company intends to maintain the Plan indefinitely and, in order to afford Plan Participants and their Beneficiaries the maximum security, has established a grantor trust (the "Trust") to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay certain benefits under the terms of the Plan. The Plan provides for the Company to pay all benefits and administrative costs from its general assets to the extent not paid by the Trust. The establishment of the Trust shall not convey rights to the Participants which are greater than those of the general creditors of the Company and shall not affect the Company's continuing liability to pay Plan benefits and administrative costs, except that the Company's liability shall be offset by actual benefits and administrative cost payments, if any, made by the Trust.


                                  SECTION 2
                                 DEFINITIONS

     As used in this Plan, the masculine pronoun shall include the feminine and the feminine pronoun shall include the masculine unless otherwise specifically indicated. In addition, the following words and phrases as used in this Plan shall have the following meaning unless a different meaning is plainly required by the context:

     2.1 "Actuarial Equivalent" shall mean a benefit of equivalent value, when computed on the basis of the same mortality table and the rate or rates of interest and/or the empirical tables which are being used to determine the Participant's benefit under the Retirement Plan. However, in the case of lump sum distributions of a Participant's Supplemental Retirement Allowance, the conversion factor used to determine the Actuarial Equivalent shall be the same as specified in Section (e) of Appendix I of the Retirement Plan, except that the applicable interest rate with regard to any Participant shall not be greater than the lowest rate in effect at any time on or after the date the Participant attains age 60, if the sum of the Participant's age and Creditable Service is at least 85 years.

     2.2 "Annual Benefit Offset" shall mean the aggregate annual retirement allowance which would have been payable to a Participant under the Retirement Plan and the Other Plans, expressed in the form of a single life annuity, which form of benefit shall be the Actuarial Equivalent of the aggregate benefits which would be payable under such plans if they commenced on the same date as the Supplemental Retirement Allowance. For purposes of determining the annual retirement allowance payable under the Retirement Plan in calculating the Annual Benefit Offset, such allowance shall be deemed to be the annual retirement allowance which would have been payable to the Participant under the formula contained in the Retirement Plan on June 30, 1998, if such formula had continued in effect after that date until the Participant's retirement or death. At the Company's discretion, the Annual Benefit Offset may exclude the Participant's annual retirement allowance payable to such Participant under any non-qualified defined benefit plan sponsored by the Company, including the Company's Benefit Restoration Plan, provided that such Participant must irrevocably elect in writing to forego any benefit under such excluded plan.

     2.3 "Average Final Compensation" shall mean the average annual Compensation of a Participant during the three (3) years of the Participant's last ten (10) years of Creditable Service in which the Participant's Compensation was highest. If a Participant has less than three (3) years of Creditable Service, Average Final Compensation shall be computed over all such years.

     2.4 "Beneficiary" shall mean the person or persons designated by a Participant as beneficiary in a time and manner determined by the Retirement Board. If the Participant fails to designate a beneficiary or if the beneficiary predeceases the Participant, the Participant's spouse shall be the beneficiary, or if no spouse survives the Participant, the Participant's estate shall be the beneficiary. A Participant may change his designated beneficiary at the time and in the manner determined by the Retirement Board.

      2.5 "Board of Directors" shall mean the Board of Directors of Avon Products, Inc.

     2.6   "Change of Control" shall mean:

            (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (a), the following acquisitions shall not be deemed to result in a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
     (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (c) below; and provided, further, that if any Person's beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds twenty percent (20%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own twenty (20%) or more of the Outstanding Company Voting Securities; or

            (b) individuals who as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

            (c) the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of allor substantially all of the assets of the Company ("Business Combination") or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding
     Company Voting Securities, (ii) no Person (excluding any employee
     Benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

            (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred with respect to any individual by reason of any actions or events in which such individual participates in a capacity other than in his or her capacity as an officer or employee of the Company (or as a director of the Company or a Subsidiary, where applicable).

     2.7   "Company" shall mean Avon Products, Inc.

     2.8 "Compensation" shall mean the regular salary or wages paid to an Active Participant or deferred for services rendered to the Company or a Subsidiary during any year in which the Participant accrues Creditable Service, including any deferrals under a 401(k) plan or salary reduction under a 125 plan of the Company or a Subsidiary, plus any bonus payable to an employee (disregarding any election to defer the receipt thereof) under the Management Incentive Plan and Variable Incentive Plan or any similar or successor plan for services performed during the prior year; however, Active Participants eligible to participate in the Management Incentive Plan are not eligible to participate in the Variable Incentive Plan after January 1, 1998 but the bonus payable to the Active Participants participating in the Variable Incentive Plan prior to January 1, 1998 will continue to be included in Compensation. Compensation shall not include special termination or severance payments or benefits, whether characterized as such, made pursuant to any employment agreement, separation agreement, severance plan or policy or any similar arrangement, unless such agreement, plan, policy or arrangement provides that the special termination or severance payments or benefits are to be included as Compensation under the Plan.

     Notwithstanding the foregoing, with respect to any period of absence (during which disability benefits are being paid to the Participant under the Company's Short Term or Long Term Disability Plan) which is included as Creditable Service, the Participant's annual Compensation for purposes of the Plan during such period of absence shall be deemed to be the greater of
(i) his Compensation in the last full calendar year of his employment immediately preceding the beginning of such absence, or (ii) the actual Compensation he received in the year the absence began.

     2.9 "Compensation Committee" means the Compensation Committee appointed by the Board of Directors.

     2.10   "Creditable Service" shall mean:

            (a) The total number of years and completed months of service rendered by an Active Participant as an employee of the Company or any Subsidiary;
            (b) Periods of authorized leaves of absence from the Company or a Subsidiary approved by the Retirement Board, including but not limited to leaves required to be granted pursuant to the Family and Medical Leave Act of 1993 and the Uniformed Services Employment and Reemployment Rights Act, and, notwithstanding any other provision of this Plan to the contrary, any period of absence while disability benefits are being paid to the Participant under the Company's Short Term or Long Term Disability Plans;

            (c) Any prior Creditable Service under this Plan rendered by an employee who was formerly a Participant and who subsequently becomes a new Active Participant pursuant to Plan Section 3.1 or 3.2;

            (d) Service which is recognized for purposes of the Plan by reason of any Outside Agreement. To the extent Creditable Service is recognized under an Outside purposes of eligibility for the Supplemental Retirement Allowance, it shall also be recognized for purposes of the Supplemental Life Allowance unless otherwise specifically provided in such Outside Agreement; and

            (e) Solely for purposes of determining the time for the commencement of benefits under the SERP, a Vested or Frozen Participant shall continue to earn Creditable Service during the period in which he is an employee of the Company or a Subsidiary.

     Subject to approval by the Compensation Committee, a Participant may be granted additional years of Creditable Service either for purposes of determining the amount of allowance under the Plan or for purposes of satisfying the service requirements necessary for benefits under the Plan, or both. Additional service granted under a specific provision of the Plan or under provisions of individual contracts with the Participant or under any severance plan or policy of the Company covering the Participant shall also be included in determining Creditable Service, but only in accordance with the specific terms of such provisions.

     2.11 "Dependent Child" shall mean any unmarried child, who has not attained age 21, of the Participant or, effective January 1, 1999, a Participant's Domestic Partner or any unmarried child, regardless of the child's age, of the Participant or, effective January 1, 1999, the Participant's Domestic Partner, if the child becomes incapacitated prior to attaining age 19; provided, however, that such incapacitated child shall cease to be a Dependent Child at the later of the date the child attains age 21 or ceases to be incapacitated. The term child shall include a child born of the Participant or, effective January 1, 1999, a Participant's Domestic Partner, a child legally adopted by the Participant or, effective January 1, 1999, a Participant's Domestic Partner, and a stepchild of the Participant, in each instance living with the Participant or, effective January 1, 1999, the Participant's Domestic Partner in a normal parent-child relationship.

     2.12 "Dependent Children's Allowance" shall mean the benefit payable to the Dependent Children pursuant to the SERP and as described in Plan
Section 5.3.

     2.13 "Domestic Partner" shall mean, effective January 1, 1999, an individual of the same or opposite sex as the Participant, who shares a committed and mutually dependent relationship with the Participant, and

            (a) both the Participant and the Domestic Partner must be at least the age of consent for marriage in the Participant's state of residence; and

            (b) the Domestic Partnership must be an exclusive relationship with the Participant in which the Domestic Partner resides with the Participant and intends to do so permanently; and

            (c) the Domestic Partner must be mutually responsible with the Participant for basic living expenses; and

            (d) the Domestic Partners cannot be related by blood to a degree of closeness that would prohibit legal marriage;

            (e) the Domestic Partners cannot be married to or in a Domestic Partner relationship with anyone else; and

            (f) a Participant must have filed an Affidavit of Eligibility for Domestic Partner Benefits with the Plan Administrator, and

            (g) the Participant has not filed an Affidavit of Termination of Domestic Partnership within the previous twelve (12) months;

     An individual shall cease to be a Domestic Partner upon the filing by the Participant of an Affidavit of Termination of Domestic Partnership with the Plan Administrator.

     2.13 "Nonforfeitable" shall refer only to the vested unsecured contractual right of a Participant, his Beneficiary and his Dependent Children, if any, to benefits under this Plan. In no event, however, shall "Nonforfeitable" imply any preferred claim on, or any beneficial ownership interest in, any assets of the Company before those assets are paid to any individual pursuant to the terms of the Plan. As provided in Plan Section 9.5, certain events may result in the forfeiture even of Nonforfeitable benefits.

     2.14   "Normal Retirement Age" shall mean age 65.

     2.15 "Other Plans" shall mean the employer-provided portion of any defined benefit pension plan sponsored by the Company (other than the Retirement Plan) or any Subsidiary and of any retirement or pension allowance (but not any form of severance or special termination payment) set forth and payable pursuant to any employment contract or any other agreement (other than an individual deferred compensation contract under which elective employee salary or bonus deferrals are made) between the Participant and the Company or a Subsidiary.

     The term "Other Plans" shall also include the employer-provided portion of any other pension or retirement plans sponsored by the predecessor employer of a Participant and of any retirement or pension allowance
(but not any form of severance or special termination payment) set forth and payable pursuant to any employment contract or any other agreement
(other than an individual deferred compensation contract under which elective employee salary or bonus deferrals are made) between the Participant and the predecessor employer of a Participant providing for benefits attributable in whole or in part to service which is recognized under the Plan as Creditable Service.

     Notwithstanding the foregoing, the employer-provided portion of the benefits paid or payable to or on behalf of a Participant pursuant to Other Plans shall only include a proportionate share of such benefits based on the ratio by which the portion of the service recognized under the Other Plan which is recognized as Creditable Service bears to the total service recognized under the Other Plan.

     2.16 "Outside Agreement" shall mean a written agreement entered into between a duly authorized officer of the Company with authority to act in the matter and a Participant which recognizes any period of time prior to the commencement of such Participant's employment with the Company as service for purposes of certain retirement or other benefits or modifies any of the benefits or provisions of the Plan.

     2.17 "Participant" shall mean any Active Participant, Vested Participant, Frozen Participant or Retired Participant.

            (a) "Active Participant" shall mean an employee from the time participation in the Plan begins pursuant to Plan Section 3 until the earliest of the time:

                 (i)   the Participant retires,

                 (ii)   the Participant dies,

                 (iii) the Participant terminates employment with the Company and its Subsidiaries, or

                 (iv)   the Plan is terminated.

     In addition, if a Participant is placed on inactive employee status, as defined by the Retirement Board from time to time under uniform and nondiscriminatory rules, and, at the date of such change in status, the Participant has attained age 62 or the sum of the Participant's age and years of Creditable Service total at least 80 years, the Participant will continue as an Active Participant in the Plan.

            (b) "Retired Participant" shall mean a former employee who has retired on or after meeting the requirements for a Supplemental
     Retirement Allowance under Plan Section 4.1.

            (c) "Vested Participant" shall mean an employee or former employee of the Company or Subsidiary who ceased to be an Active Participant, who has not become a Retired Participant and who, immediately after ceasing to be an Active Participant, has a Nonforfeitable right to benefits under Plan Section 10.

     2.18 "Plan" shall mean this Supplemental Executive Retirement and Life Plan of Avon Products, Inc., as from time to time amended.

     2.20 "Pre-Retirement Beneficiary's Allowance" shall mean the benefit payable to the Beneficiary of certain Participants, pursuant to the SERP and as described in Plan Section 5.1.

     2.19 "Post Retirement Beneficiary's Allowance" shall mean the benefit payable to the Beneficiary of certain Participants pursuant to the SERP and as described in Plan Section 5.2.

     2.20 "Retirement Board" shall mean the person or persons appointed to administer the Plan as provided in Plan Section 8.

     2.21 "Retirement Plan" shall mean, prior to July 1, 1998, the Employees' Retirement Plan of Avon Products, Inc. and thereafter, the Avon Products, Inc. Personal Retirement Account Plan, as amended from time to time.

     2.22 "SERP" shall mean the portion of the Plan pursuant to which Supplemental Retirement Allowances, Pre-Retirement Beneficiary's Allowances, Post-Retirement Beneficiary's Allowances and Dependent Children's Allowances are payable.

     2.23 "SLIP" shall mean the portion of the Plan pursuant to which Supplemental Life Allowances are payable.

     2.24 "Subsidiary" shall mean any majority-owned subsidiary of the Company.

     2.25 "Supplemental Life Allowance" shall mean the benefit referred to in Plan Section 6.

     2.26 "Supplemental Retirement Allowance" shall mean the benefit referred to in Plan Section 4.

     2.27 "Surviving Spouse" shall mean the spouse to whom the Participant was married on the date the Participant's Supplemental Retirement Allowance commenced under this Plan or on the Participant's date of death, if earlier.


                                  SECTION 3
                                  PARTICIPATION

     3.1   Commencement of SERP Participation.

            (a) Each individual who was a Participant in the SERP as of June 30, 1998, shall be a Participant in the SERP on July 1, 1998.
     A listing of Participants in the SERP as of July 1, 1998 is attached to the Plan as Appendix A, which Appendix may thereafter be updated from time to time, provided that all updates shall be attested by the signatures of two members of the Retirement Board.

           (b) The Compensation Committee shall have the authority to include as Active Participants in the SERP officers of the Company on the U.S. payroll, at the level of Senior Vice President or above, who are covered by individual employment agreements with the Company which have been approved by the Board of Directors, and such other management or highly compensated employees of the Company or a Subsidiary (within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended) as it deems fit.

     3.2   Commencement of SLIP Participation.

     Any employee who is an Active Participant in the SERP shall also be an Active Participant in the SLIP.

     3.3   Termination of SERP Participation.

     When an individual ceases to be an Active Participant (as defined in Section 2.17(a) hereof), he shall cease to be a Participant and shall have no rights to a Supplemental Retirement Allowance unless he is a Vested Participant or a Retired Participant.

     3.4   Termination of SLIP Participation.

            (a) If an individual who first became a Participant prior to January 1, 1990, ceases to be an Active Participant, he shall continue to be a Participant in the SLIP if he is eligible for a Supplemental Life Allowance in accordance with the provisions of Plan Section 6.

            (b) If an individual who first became a Participant on or after January 1, 1990, ceases to be an Active Participant, he shall cease to be a Participant in the SLIP on the date he ceases to be an Active Participant.


                                  SECTION 4
                          SUPPLEMENTAL RETIREMENT ALLOWANCES

     4.1   Nonforfeitable Right to a Supplemental Retirement Allowance.

           (a) An Active Participant who attains Normal Retirement Age shall have a Nonforfeitable right to benefits under this Section 4, subject to the provisions of Plan Section 9, and may retire and receive payment of a Normal Retirement Allowance under the SERP.
     Payment of the Normal Retirement Allowance shall commence not later than thirty (30) days after the later of the date the Participant actually retires or attains age 65.

            (b) An Active Participant who has attained age 55 and has fifteen (15) or more years of Creditable Service, or whose attained age plus his Creditable Service totals at least 85 years, shall have a Nonforfeitable right to benefits under this Section 4 and may retire and apply for payment of an Early Retirement Allowance under the SERP. Payment of the Early Retirement Allowance shall commence on the first day of the calendar month next following his date of retirement.

            (c) An Active Participant who has attained age 58 and completed fifteen (15) or more years of Creditable Service and who is deemed to be suffering from a hardship, as determined in the sole and unilateral discretion of the Retirement Board on a case-by-case basis, shall have a Nonforfeitable right to benefits under this Section 4 and may retire and apply for payment of a Hardship Retirement Allowance. Payment of the Hardship Retirement Allowance shall commence on the first day of the month following the date the Participant's application for retirement is approved by the Retirement Board.

            (d) Approval by the Retirement Board under this Section 4 may be evidenced by the written consent of any two members of such Board. In the event the Plan is amended or terminated or in the event of a Change of Control of the Company, Participants shall have the right to a Supplemental Retirement Allowance pursuant to Plan Section 10.

     4.2    Amount of Normal Retirement Allowance.

            (a) The annual Normal Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Plan Section 4.1(a) shall be equal to:

                 (1) 2% of the Participant's Average Final Compensation multiplied by the Participant's Creditable Service up to twenty-five (25) years; plus

                 (2) 1% of the Participant's Average Final Compensation multiplied by the Participant's Creditable Service in excess of twenty-five (25) years but not in excess of thirty-five
            (35) years; less

                 (3)   the Annual Benefit Offset.

            (b) Notwithstanding the provisions of Plan Subsection 4.2(a), any Participant entitled to a benefit pursuant to Plan Section 4.1(a) who (i) is or was an officer of the Company as of January 1, 1995, at the level of Senior Vice President or above, and covered by an individual employment agreement with the Company which had been approved by the Board of Directors or (ii) is or was a senior executive designated by the Compensation Committee as eligible to receive a minimum allowance, shall receive an annual Normal Retirement Allowance which, when added to the Actuarial Equivalent of the benefit paid or payable to such Participant under the Retirement Plan and Other Plans
     (expressed as an annual benefit in the same form as the benefit under Plan Section 4.2 is payable), is not less than fifty percent (50%) of the Participant's Average Final Compensation. Such offset shall be calculated in a manner similar to that set forth in the definition of Annual Benefit Offset.

     4.3   Amount of Early Retirement Allowance.

            (a) The annual Early Retirement Allowance under the SERP for Participants who have a Nonforfeitable right to such an allowance pursuant to Plan Section 4.1(b) shall be equal to the Normal
     Retirement Allowance determined in accordance with Plan
     Subsection 4.2(a), based on the Participant's Average Final Compensation and Creditable Service at the date of retirement; provided, however, that if the Participant retires before the sum of such Participant's age and Creditable Service is 85 years, the allowance shall be calculated by determining the benefit without regard to the Annual Benefit Offset, by reducing the benefit 3/12ths of

     1% for each month by which the date the allowance commences precedes the month in which the Supplemental Retirement Allowance would have commenced if the Participant retired at Normal Retirement Age and by 5/12ths of 1% for each such month in excess of sixty (60) months and by then applying the Annual Benefit Offset. The Early Retirement Allowance payable to a Participant whose age and Creditable Service total at least 85 years shall be equal to the allowance determined in accordance with Plan Subsection 4.2(a) based on Average Final Compensation and Creditable Service at the time of retirement without reduction for commencement of payment prior to Normal Retirement Age; provided, however, that if such allowance commences after the first day of the calendar month following the month in which the Participant retires, the allowance shall be increased so that it is the Actuarial Equivalent of the allowance payable as of the first day of the month following the month in which the Participant retires.

            (b)   Notwithstanding the provisions of Plan Subsection
     4.3(a) above, any Participant entitled to a benefit pursuant to Plan
     Section 4.1(b) who has attained age 60 and completed fifteen (15) years of Creditable Service and who (i) is or was an officer of the Company as of January 1, 1995, at the level of Senior Vice President or above, and covered by an individual employment agreement with the Company which had been approved by the Board of Directors or (ii) is or was a senior executive designated by the Compensation Committee as eligible to receive a minimum allowance, shall receive an annual Early
     Retirement Allowance which, when added to the Actuarial Equivalent of any retirement allowance paid or payable to such Participant under the Retirement Plan and any Other Plans (expressed as an annual benefit in the same form as the benefit payable pursuant to this Plan Section 4.3) is not less than fifty percent (50%) of the Participant's Average Final Compensation, reduced by 4/12ths of 1% for each month by which the Participant's date of retirement precedes Normal Retirement Age; provided, however, that if such allowance commences after the first day of the calendar month following the month in which the Participant retires, the allowance shall be increased so that it is the Actuarial Equivalent of the allowance payable as of the first day of the month following the month in which the Participant retires. The offset described in the immediately preceding sentence shall be calculated in a manner similar to that set forth in the definition of the Annual Benefit Offset.

     4.4   Amount of Hardship Retirement Allowance.

     The annual Hardship Retirement Allowance under the SERP for
Participants who have a Nonforfeitable right to such an allowance pursuant to Plan Section 4.1(c) or 4.1(d) shall be equal to the Normal Retirement Allowance determined in Plan Subsection 4.2(a), based on the Participant's Average Final Compensation and Creditable Service at the date of retirement; provided, however, such allowance shall in no event be less than the Early Retirement Allowance to which such Participant would be entitled upon retirement under Plan Subsection 4.3(b), if applicable.

     4.5   Restoration of Retired Participants to Service.

     Anything contained in this Plan to the contrary notwithstanding, if a

Participant who has received or is receiving a Supplemental Retirement Allowance again becomes an employee of the Company or a Subsidiary, any retirement allowance payable under this Plan shall cease upon reemployment and such allowance shall commence to be paid when the Participant again retires. On subsequent retirement, the Supplemental Retirement Allowance payable to such Participant shall be based on Compensation and Creditable Service before and after the period of prior retirement, reduced by an amount which is the Actuarial Equivalent of the benefits the Participant received prior to reemployment; provided, however, that such benefit shall not be less than the benefit the Participant was receiving during prior retirement.

     4.6   Outside Agreements.

           (a) To the extent an Outside Agreement provides for a benefit in addition to (or on the terms and conditions different from) any benefit otherwise payable under the Plan, such benefit under such Outside Agreement shall be deemed to be, and shall be, payable under this Plan.

            (b) Nothing in Plan Subsection (a) above shall be construed to limit any rights of any Participant under an Outside Agreement, except that any benefits paid hereunder pursuant to this Plan Section 4.6 shall be offset against any amounts payable with respect to any substantially similar obligations under the Outside Agreement so as to avoid duplication of payment.


                                  SECTION 5
                      BENEFICIARY RETIREMENT ALLOWANCES

     5.1   Pre-Retirement Beneficiary's Allowance.

           (a) If, prior to receipt of a Supplemental Retirement Allowance, a Participant dies while employed by the Company or a Subsidiary and has at least ten (10) years of Creditable Service, or has attained age 65, or dies while receiving disability benefits under the Company's Short Term or Long Term Disability Insurance Plans and after having completed ten (10) years of Creditable Service, or dies with Nonforfeitable benefits under Plan Section 10, his Beneficiary shall receive a Pre-Retirement Beneficiary's Allowance under the SERP payable during the Beneficiary's remaining lifetime.

            (b)   Payment of the annual Pre-Retirement Beneficiary's
     Allowance under the SERP shall commence as of the first day of the calendar month following the month in which the Participant died or would have attained age 55, whichever is later. However, the Retirement Board may, under rules uniformly applicable to all similarly situated, approve a request made by a Beneficiary to commence payment on the first day of any earlier calendar month after the Participant's death ("early commencement date" hereafter).

            (c) If the Pre-Retirement Beneficiary's Allowance commences as of the first day of the month following the month in which the Participant died or would have attained age 55, whichever is later, the Pre-Retirement Beneficiary's Allowance shall be an annual allowance for the life of the Beneficiary, payable monthly, equal to the allowance (based on the Participant's Creditable Service as of his date of death) the Beneficiary would have received if the Participant had retired and begun to receive the Supplemental Retirement Allowance in the form of a 100% joint and survivor annuity with such Beneficiary on the date of death, or on the date such Participant would have attained age 55, if later. Notwithstanding the foregoing, if the Participant was married or had a Domestic Partner on the date of the Participant's death, and the Pre-Retirement Beneficiary's Allowance is payable to such spouse or Domestic Partner, the Pre-Retirement Beneficiary Allowance shall not be less than an amount equal to twenty percent (20%) of the Participant's annual rate of Compensation at the time of his death or earlier termination of employment, less the Actuarial Equivalent of the amount of any death benefit allowance (expressed as an annual amount payable for the life of the Beneficiary and commencing on the same date as the Pre-Retirement Beneficiary's Allowance commences, regardless of whether the Beneficiary is the actual recipient of such death benefit allowance) paid or payable on behalf of such Participant under the Retirement Plan and any Other Plans.

            (d) Notwithstanding Subsection (c) hereof, if a Participant who as of the date of his death meets one of the requirements set forth below, dies while employed by the Company or a subsidiary, his Pre-Retirement Beneficiary's Allowance shall be determined pursuant to this Section (d):

                 (1)   Such Participant has attained age 65, or

                 (2) Such Participant has attained age 55 and completed fifteen (15) or more years' Creditable Service, or

                 (3) The sum of such Participant's age and Creditable Service is at least 85.

     The amount of such Pre-Retirement Beneficiary's Allowance for such Participant shall be the Actuarial Equivalent of the Normal Retirement Allowance, or if applicable, the Early Retirement Allowance, otherwise payable to the Participant if he had retired as of the date of his death. Such Pre-Retirement Beneficiary's Allowance shall be payable only in the form of a single lump sum payment in cash.

     In anticipation of the probability that the Pre-Retirement Beneficiary's Allowance will be subject to both Federal Income Taxes and Federal Estate Taxes, the payment of a Pre-Retirement Beneficiary's Allowance, at the Company's sole discretion, may be delayed, in whole or in part, for a period of up to twelve (12) months following the date of the Participant'sdeath, and may be subject to appropriate tax withholdings. If payment is delayed more than sixty (60) days after the date of death, however, the lump sum amount shall be increased until the actual payment date using the factors utilized in valuing such lump sum.

            (e) If the Retirement Board approves an early commencement date with respect to the Pre-Retirement Beneficiary's Allowance under Plan Subsection (b) above, the Pre-Retirement Beneficiary's Allowance shall be a monthly allowance for the life of the Beneficiary and shall be equal to the Pre-Retirement Beneficiary's Allowance the Beneficiary would have received under Plan Subsection (c) above if the Retirement Board had not approved the early commencement date, reduced by 1/12th of 5% for each month by which the date payments commence precedes the first day of the month following the month in which the SERP Participant would have attained age 55, provided that in no event shall such reduced allowance be less than the Actuarial Equivalent of the allowance otherwise payable under Plan Subsection (c) above.

     5.2   Post-Retirement Beneficiary's Allowance.

     The Beneficiary of a Retired Participant who dies prior to the commencement of a Supplemental Retirement Allowance will receive a Post-Retirement Beneficiary's Allowance from the Plan equal to fifty percent (50%) of the Supplemental Retirement Allowance the Retired Participant would have been receiving if benefits had commenced in the form provided for in Plan
Section 7.1(b) on the date of the Retired Participant's death. The Post-Retirement Beneficiary's Allowance under the Plan shall begin on the first day of the month following the Retired Participant's death and shall be paid to the Beneficiary for such Beneficiary's remaining lifetime. The Beneficiary of a Retired Participant who dies after the commencement of a Supplemental Retirement Allowance under the SERP shall be entitled to receive benefits from the SERP in accordance with the form of benefit payable to the Retired Participant in accordance with the provisions of Plan Section 7.

     5.3   Dependent Children's Allowance.

            (a) Each Dependent Child, up to a maximum of four (4) such children, shall receive a Dependent Children's Allowance from the SERP which is a yearly allowance equal to ten percent (10%) of the yearly amount of the Beneficiary's Allowance calculated under Plan Section 5.1 or 5.2, whichever is applicable, at the time of the Participant's death (calculated as if the Beneficiary is the Surviving Spouse or Domestic Partner even if such allowance is not payable to such beneficiaries), plus ten percent (10%) of the yearly benefits which are payable to the Surviving Spouse or the Participant's Domestic Partner under the Retirement Plan and any Other Plan (or would be payable is such benefits were payable to such Surviving Spouse or Domestic Partner)
     (based on the assumption that benefits commence on the same date as benefits commence hereunder).

            (b) For purposes of Plan Subsection (a) above, if the spouse or Domestic Partner of a Participant predeceases the Participant, the allowance under Plan Section 5.1 or 5.2 shall be determined as if the spouse or Domestic Partner had not predeceased the Participant and as if yearly benefits under the Retirement Plan and any Other Plan are payable to such predeceased spouse or Domestic Partner and shall be based upon the spouse's or Domestic Partner's actuarially determined life expectancy as of the date of the spouse's or Domestic Partner's death.

            (c) For purposes of Plan Subsection (a) above, in the event that the Participant had no spouse or Domestic Partner, other than for the reason that the spouse or Domestic Partner predeceased the Participant, the allowance under Plan Section 5.1 or 5.2 shall be based upon the assumption that the Participant had a spouse or Domestic Partner who was five (5) years younger than the Participant, that any yearly benefits payable under the Retirement Plan and any Other Plan are payable to such assumed spouse or Domestic Partner, and that the spouse's or Domestic Partner's allowance under Plan Section 5.1 or 5.2, whichever is applicable, had commenced on the date of the Participant's death.

            (d) For purposes of Plan Subsection (a) above, in the event the spouse or Domestic Partner of a Participant dies prior to commencement of benefits under the Plan, the amount of the Dependent Children's Allowance hereunder shall be determined on the assumption that the spouse's or Domestic Partner's allowance under Plan Section 5.1 or 5.2, whichever is applicable, had commenced on the date of the spouse's or Domestic Partner's death and that any yearly benefits payable under the Retirement Plan and any Other Plan had commenced on the date of the spouse's or Domestic Partner's death.

            (e) The Dependent Children's Allowance hereunder shall commence on the day payment of the spouse's or Domestic Partner's allowance commences (or would have commenced) under the SERP, or the earliest date it could have commenced had the spouse or Domestic Partner not predeceased the Participant, or if the Participant had no spouse for any other reason, on the earliest date it could have commenced had the Participant had a spouse or Domestic Partner who was five (5) years younger than the Participant, and shall continue to be paid to each Dependent Child until the earlier of the date such child ceases to be a Dependent Child or dies.

            (f) If there are more than four (4) Dependent Children, the total amount otherwise payable to four (4) Dependent Children shall be divided equally among all Dependent Children at the time such payment is made. When a child ceases to be a Dependent Child or dies, the total allowance then payable shall be reallocated among the remaining Dependent Children to the extent applicable; provided, however, that no Dependent Child shall be entitled to an allowance in excess of the benefit set forth in Plan Subsection (a) above.

     5.4   Allowance to Spouse Not Reduced.

     The amount of any allowance payable to a Beneficiary under Plan Section
5.1 or 5.2 shall not be reduced due to the payment of a benefit under the Plan to one or more Dependent Children.

     5.5  Domestic Partner Benefits.

     Notwithstanding anything contained in this Section 5 to the contrary, the provisions of this Section 5 concerning Domestic Partners and Dependent Children of Domestic Partners shall not be effective until January 1, 1999.

                                  SECTION 6
                        SUPPLEMENTAL LIFE ALLOWANCES

     6.1  Right to a Supplemental Life Allowance.

            (a) A Participant becomes eligible for a Supplemental Life Allowance payable to his Beneficiary if he dies:

                 (1) while an Active Participant who is either employed by the Company or a Subsidiary or is receiving a disability benefit under the Company's Short Term or Long Term Disability Plans; or

                 (2) while a Frozen Participant or a Retired Participant, provided he became an Active Participant in the SLIP prior to January 1, 1990;

                 (3) while an employee, provided he became an Active Participant in the SLIP prior to January 1, 1990, and was an Active Participant for at least five (5) years;

            (b) A Participant who became an Active Participant in the SLIP prior to January 1, 1990, and is a Participant at the time the Plan is terminated or modified or at the time of a Change of Control will be entitled to a Supplemental Life Allowance as provided in Plan Section 10.

            (c) A Participant shall become Nonforfeitable in a Supplemental Life Allowance only if he dies under one of the circumstances described in Subsection (a) of this Section, if he was an Active Participant in the Plan prior to January 1, 1990 and becomes Nonforfeitable in a Supplemental Retirement Allowance or as provided in Section 10.

     6.2   Amount of Supplemental Life Allowance.

            (a) If a Participant has a right to a Supplemental Life Allowance as described above, the Beneficiary of such Participant shall receive a Supplemental Life Allowance payable upon the death of a Participant, provided that such Participant has not made the election described in Plan Section 6.4 or 6.5.

            (b) The amount of the Supplemental Life Allowance shall be as established by the Compensation Committee upon the Participant's commencement of participation in the Plan, except that the Compensation Committee reserves the right to increase or reduce the amount of such allowance from time to time, subject to the provisions of Plan Section 10. Notwithstanding the foregoing, if an Active Participant first became a Participant in the Plan prior to January 1, 1990, his level of coverage under the SLIP may not be reduced after he has been an Active Participant for at least two years for so long as he remains an Active Participant. Further, if a Participant has a right to a Supplemental Life Allowance pursuant to Plan Section 6.1(a)(ii) or (iii), his benefit under the SLIP will continue at the same level as in effect on the date preceding the date he ceased to be an Active Participant.

     6.3 Notwithstanding the foregoing, if the Company obtains a life insurance policy (or policies) on the life of a Participant whether or not in connection with this Plan and the insurer is not obligated to pay the policy's death benefit proceeds on the grounds that the Participant committed suicide or any other grounds based on actions or inactions on the part of the Participant, then and in that event, the Company's obligation to make payments of a Supplemental Life Allowance shall be terminated. The Company shall, in its sole discretion, determine what steps are necessary and take such action as it deems reasonably appropriate to pursue and obtain payment of any death benefit under said policy or policies. Whatever steps are deemed appropriate by the Company to pursue this matter shall be conclusive. In no event shall any Participant have any ownership interest in such policy or policies.

     6.4 Notwithstanding the foregoing, a SLIP Participant may elect not to be covered by the Supplemental Life Allowance benefit provided under this Plan Section 6.

     6.5 Subject to the terms and conditions imposed by the Retirement Board any Participant who is eligible for the Supplemental Life Allowance during the time such Participant is a Retired Participant, may elect, subject to the approval of the Retirement Board, to forego the Supplemental Life Allowance coverage provided under this Plan Section 6 in exchange for a paid-up whole life insurance policy or policies (based on the application of dividends to pay premiums) on such Retired Participant's life in an amount to be determined by the Retirement Board. In the case of any such election, the Company will also pay cash to such Retired Participant in an amount sufficient to enable such Participant to pay any federal, state, and local income taxes
(calculated at the highest applicable marginal rates) resulting from the distribution of such policy or policies and the corresponding cash payment.

     6.6 If (a) a Participant terminates employment prior to becoming a Retired Participant or (b) the Company has obtained a life insurance policy on the life of such Participant to assist it in meeting its obligations under this Plan, and (c) such policy provides that it may be assigned, then if the Company elects, the Participant may purchase such policy from the Company on such terms and conditions as shall be determined by the Retirement Board; provided, however, that in no event shall the Company receive less than the amount of cash it could have received had it surrendered such policy to the insurer.


                            SECTION 7
                        FORMS OF PAYMENT

     7.1   Automatic Form.

            (a) Except as otherwise provided for married Participants or, effective January 1, 1999, Participants with Domestic Partners pursuant to Plan Subsection 7.1(b), or unless an optional form of retirement allowance has been requested by the Participant under Plan Section 7.2 and approved by the Retirement Board, the annual Supplemental Retirement Allowance shall be payable in monthly installments for the life of the Participant only, ending with the last monthly payment during the month of the Participant's death.

           (b) Unless an optional form of retirement allowance has been requested by the Participant under Plan Section 7.2 and has been approved by the Retirement Board, the automatic form of payment of a Supplemental Retirement Allowance to a Participant who is married or has a Domestic Partner at the date the retirement allowance begins shall be a joint and survivor benefit payable to the Participant in the amount determined pursuant to the applicable Subsection of Plan
     Section 4 payable during the lifetime of the Participant with the provision that after the Participant's death an annual Supplemental Retirement Allowance shall be payable to the Surviving Spouse or Domestic Partner of the Participant equal to one-half the Supplemental Annual Retirement Allowance payable during the Participant's life.

            (c)   Notwithstanding anything contained in Subsections (a) and
     (b) of this Plan Section 7.1 to the contrary, if the Actuarial Equivalent present value of any Supplemental Retirement Allowance payable to a Participant (including the value of any benefit payable to his Surviving Spouse or Domestic Partner after his death) does not exceed $10,000, or such greater amount as the Retirement Board shall from time to time determine under rules of uniform applicability, the Company may pay the Participant or Beneficiary a single lump sum payment.

            (d) Notwithstanding anything contained in the Plan to the contrary, on and after a Change of Control, the normal form of Supplemental Retirement Allowance shall be a single lump sum payment in cash.

     7.2   Request for Optional Form.

            (a) Any Participant (other than Participants who have been cashed out by the Company pursuant to Plan Subsection 7.1(c) or 7.1(d)) may, by written notice received by a member of the Retirement Board at least two (2) months prior to retirement or in the case of a Vested Participant, at least two months prior to the due date of the first payment of the Supplemental Retirement Allowance, request that the allowance be converted into an optional form of retirement allowance of Actuarial Equivalent value, in accordance with any form of payment as may be permitted under the Retirement Plan. Such request shall be subject to the approval of the Retirement Board. For purposes of this PlanSection 7.2, a retirement allowance of a Participant who is married or has a Domestic Partner prior to conversion into an optional form shall include the value of the benefit to be continued to the Surviving Spouse or Domestic Partner after the Participant's death. In the event a lump sum optional form of benefit is payable and such sum is not paid on the date benefit payments are scheduled to commence, the lump sum benefit shall be increased until the date paid by the interest rate factors utilized in valuing such lump sum.

            (b) A Beneficiary entitled to a Supplemental Retirement Allowance pursuant to Plan Section 5.1 or 5.2 may, by written notice received by a member of the Retirement Board within sixty (60) days following the Participant's date of death, or if later, within thirty (30) days following the Beneficiary's receipt of written notice from the Company that he or she is entitled to an allowance under the Plan, request that the allowance be converted into a lump sum optional form of benefit of Actuarial Equivalent value. Such request shall be subject to the approval of the Retirement Board. In the event a lump sum optional form of benefit is payable and such sum is not paid on the date benefit payments are scheduled to commence, the lump sum benefit shall be increased until the date paid by the interest rate factors utilized in valuing such lump sum.

     7.3  Effective Optional Forms.

     The optional form of Supplemental Retirement Allowance requested and approved under Plan Section 7.2 shall become effective on the first day of the month for which the Participant's allowance is payable. If the Participant dies, or the designated Beneficiary dies before the first day of the month for which the Participant's allowance is payable under a contingent annuitant option, the approved option shall thereby be revoked.

     7.4 Elective Transfer to Deferred Compensation Plan.

     A Participant may elect by written notice delivered to the Company at least six months prior to the date on which the Supplemental Retirement Allowance would otherwise have been paid or commenced, or such other date as the Company may establish, to have the lump sum Actuarial Equivalent value of his or her Supplemental Retirement Allowance credited to the Participant's account under the Avon Products, Inc. Deferred Compensation Plan. If such election is made, the crediting of the Participant's account in the Avon Products, Inc. Deferred Compensation Plan of the amount required under this Section 7.4 shall be in complete discharge and satisfaction of the Company's obligation to pay the Participant a Supplemental Retirement Allowance pursuant to the SERP.


                                  SECTION 8
                          ADMINISTRATION OF THE PLAN

     8.1 Except as otherwise specifically provided in the Plan, the Retirement Board shall be the administrator of the Plan. The Retirement Board shall have full authority to determine all questions arising in connection with the Plan, including the discretionary authority to interpret the Plan, to adopt procedural rules and to employ and rely on such legal counsel, actuaries, accountants and agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Retirement Board shall be conclusive and binding on all persons. The Retirement Board shall provide to the trustee of any Trust established pursuant to Plan Section 1, such certification or other documentation as may be required by the trustee in connection with the payment of benefits to Participants.

     8.2 After a Change in Control, the Retirement Board may be changed by the Company only with the consent of a majority of the Participants (excluding Beneficiaries).

                                   SECTION 9
                        CERTAIN RIGHTS AND LIMITATIONS

     9.1 The establishment of the Plan shall not be construed as conferring any legal rights upon any employee or other person for a continuation of employment, nor shall it interfere with the rights of the Company or a Subsidiary to discharge any employee and to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant of the Plan.

     9.2 If the Retirement Board shall find that a Participant or other person entitled to a benefit is unable to care for his affairs because of illness, accident or is a minor, the Retirement Board may direct that any benefit payment due such participant or other person, unless claim shall have been made therefor by a duly appointed legal representative, be paid to the spouse, a child, parent or other blood relative, or to a person with whom the Participant or other person resides. Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to such Participant or such other person.

     9.3 Each Participant, before any benefit shall be payable to or on behalf of such person under the Plan, shall file with a member of the Retirement Board at least thirty (30) days prior to the time of retirement or in the case of a Vested Participant prior to the earliest date the retirement allowance can commence, such information, if any, as shall be required to establish such person's rights and benefits under the Plan.

     9.4 No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, attachment, encumbrance or charge, and any attempt so to do shall be void; nor shall any such benefit be in any manner liable for or subject to the debts, contract liabilities, engagements or torts of the person entitled to such benefit.

     9.5 The obligation of the Company to make or continue payment of any benefits hereunder shall cease with respect to any Participant who
(a) at any time is convicted of a crime involving dishonesty or fraud relating to the Company (b) at the time, without the Company's written consent knowingly uses or discloses any confidential or proprietary information relating to the Company or (c) within three years following termination of employment, without the Company's written consent, accepts employment with, or provides consulting services to, a principal competitor of the Company.

     9.6 Except to the extent a Participant has a Nonforfeitable right to a benefit pursuant to Plan Section 10, if, after written notice by the Company, the Participant declines retirement at the request of the Company, or if the Participant's voluntary retirement (other than for disability) prior to age 62 is not approved by the Company, the Retirement Board shall have the right to cause forfeiture of any benefit to or on account of the Participant under the Plan.

     9.7   A Participant at the time participation commences shall supply the

Retirement Board with such evidence of good health and insurability, including a physical examination, as the Retirement Board may from time to time require to satisfy any insurance company in connection with obtaining life insurance for benefits under Plan Section 6. A Participant who fails to supply such evidence when required shall not be entitled to such benefits under Plan
Section 6.

     9.8 All benefits payable under the Plan shall be payable by the Company from its general assets. The Plan shall not be funded by the Company. However, solely for its own convenience the Company reserves the right to provide for payment of benefits hereunder through a trust which may be irrevocable but the assets of which shall be subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency, as defined in the Trust established pursuant to Plan Section 1.
In no event shall the Company be required to segregate any amount credited to any account, which shall be established merely as an accounting convenience; no Participant, Beneficiary, Surviving Spouse or Dependent Child shall have any rights whatsoever in any specific assets of the Company or the Trust; no rights of any Participant, Beneficiary, Surviving Spouse or Dependent Child, hereunder shall be subject to participation, alienation, sale, transfer, assignment, pledge, garnishment, attachment or encumbrance nor to the debts, contracts, liabilities, engagements or torts of any Participant, Beneficiary, Surviving Spouse or Dependent Child.

     9.9 When payments commence under the Plan, the Company shall have the right to deduct from each payment made under the Plan any required withholding taxes.

     9.10 Notwithstanding any other provision of the Plan to the contrary, the Company shall make payments hereunder before such payments are otherwise due if it determines, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant or Beneficiary, or a closing agreement made under Internal Revenue Code section 7121 that is approved by the Internal Revenue Service and involves a Participant or Beneficiary, that a Participant or Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plans before they are paid to him.


                                  SECTION 10
                       AMENDMENT AND TERMINATION OF THE PLAN

     10.1  Right to Amend.

     The Board of Directors (or the Compensation Committee to the extent it has been delegated authority) reserves the right at any time and from time to time, and retroactively if, to amend or modify in whole or in part, any or all of the provisions of the Plan pursuant to its normal procedures; provided that no such modification or amendment shall adversely affect the rights and benefits of Participants which had accrued or become Nonforfeitable under this Plan prior to the date such amendment or modification is adopted or becomes effective, whichever is later. For purposes of this Plan Section 10, "accrued" benefits refers to the benefits to which a Participant would be entitled, based on his Creditable Service and Compensation as of the date the determination is made, assuming the Participant had a Nonforfeitable right to benefits as of such date.

     10.2  Right to Terminate.

     The Board of Directors (or the Compensation Committee to the extent it has been delegated authority) may terminate the Plan for any reason at any time provided that such termination shall not adversely affect the rights and benefits of Participants which had accrued or become Nonforfeitable under the Plan prior to the date termination is adopted or made effective, whichever is later.

     10.3   Effect of Plan Termination on Benefits.

            (a) In the event the Plan is terminated, each Participant, whether or not such Participant has met the age or service requirements to be entitled to a benefit under the SERP or under the Retirement
     Plan, shall have a Nonforfeitable right to: (i) the Supplemental Retirement Allowance described in Plan Section 4, which such Participant had accrued through the date of the termination of the Plan; and
     (ii) to the death benefits described in Plan Section 5, based upon the Plan Section 4 benefits accrued by the Participant through the date of Plan termination.

            (b) For purposes of Plan Section 4, such accrued benefit shall be computed in accordance with Plan Section 4.3 as though the date of termination of the Plan were the Participant's date of retirement, provided that (i) if the Participant is less than age 55, his minimum percentage benefit described in Plan Subsection 4.3(b) shall be determined upon the assumption that the Participant were age 55, and such minimum benefit shall then be multiplied by a fraction, the numerator of which is the Participant's years of Creditable Service and the denominator of which is his years of such Creditable Service projected to age 55, and (ii) if the Participant terminates employment involuntarily as described in Plan Section 10.5 before he attains age 65 and before his age and Creditable Service total 85 years and his Supplemental Retirement Allowance commences on or after the date his age and Creditable Service would have totaled 85 years if his employment with the Company or a Subsidiary had continued, or it commences on or after his attainment of age 65, his Supplemental Retirement Allowance shall be computed without applying the reduction for early commencement.

            (c) The payment of the Supplemental Retirement Allowance described in this Section shall commence at the time a Participant
     (or the Participant's Beneficiary or Dependent Children) meets, under the terms of the Plan at the time of its termination, the requirements for payment of benefits whether or not employed by the Company at that time. For this purpose, the Participant shall be considered to accrue Creditable Service for purposes of determining the Participant's eligibility for the receipt of a Supplemental Retirement Allowance as if the Participant continued in the service of the Company as an Active Participant in the Plan, whether or not the Participant remains in the employ of the Company). Notwithstanding the foregoing, the Company in its discretion can pay a lump sum of Actuarial Equivalent value of any benefits due to the Participant or his Beneficiary or Dependent Children at any time following the termination of the Plan.

            (d) A Participant who participated in the SLIP prior to January 1, 1990, shall have a right to the Supplemental Life Allowance at the same level in effect at the time of Plan termination. The Company shall fully satisfy all of its obligations to the Participant with respect to such Supplemental Life Allowance by immediately distributing or causing to be distributed to such Participant a fully paid whole life insurance policy or policies on the Participant's life which, as of the date of distribution and thereafter will provide, without application of dividends, at death a death benefit at least equal to one-half of the amount of the Supplemental Life Allowance.
     In the case of any such distribution of a life insurance policy, the Company will also pay enough cash to the Participant to enable the Participant to pay any federal, state and local income taxes (calculated at the highest applicable marginal rates) resulting from the distribution of the policy and the corresponding cash payment made pursuant to this sentence.

    10.4   Effect of Plan Amendment on Benefits.

     In the event the Plan is amended or modified in whole or in part to reduce future accruals of benefits, Supplemental Retirement Allowances or death benefits or to reduce or eliminate Supplemental Life Allowances, the Participants affected by any such amendment or modification shall be treated:

            (a) with respect to the Supplemental Retirement Allowance or death benefits based thereon that accrued through the date of such amendment or modification and were affected by such amendment or modification as if the Plan were terminated as of such date and their rights and entitlement to these benefits shall be determined under Plan Section 10.3; provided, however, that such Participants shall be entitled to continue to accrue benefits after the date of such amendment or modification under such modified or amended terms of the Plan; and

            (b) with respect to a Supplemental Life Allowance as of the date of such amendment or modification as if the Plan were terminated as of such date and their rights and entitlement to these benefits shall be determined under Plan Section 10.3(d); provided, however, that such Participants shall be entitled to continue to accrue benefits after the date of such amendment or modification under such modified or amended terms of the Plan.

     10.5   Effect of a Change of Control.

     In the event of a Change of Control of the Company, then, with respect to

            (a) any person who has a right to a Supplemental Life Allowance as described in Plan Section 6.1, whether retired, terminated or still actively employed by the Company, and

            (b) any person who is an Active Participant in the SERP at the time of the Change of Control (or a former officer who is eligible to be a Participant under Plan Section 4.1(d)) who subsequently either ceases for any reason, other than voluntary termination of employment as defined in Plan Section 10.6 below, to be an Active Participant or becomes eligible for Plan participation at a reduced level, then the Plan shall be deemed terminated at the date of the Change of Control with respect to determining the Supplemental Life Allowance for persons described in clause (a) above or the date of termination of employment with respect to determining the Supplemental Retirement Allowance and death benefits for persons described in clause (b) above. Any such person's right and entitlement to Supplemental Retirement Allowances and death benefits based on the Supplemental Retirement Allowance accrued through such date, and Supplemental Life Allowances (including his or her right to an immediate distribution of a fully paid whole life policy and income tax gross up) payable to Participants who participated in the SLIP on January 1, 1990, shall be determined under the provision of Plan Section 10.3; provided, however that such Participants shall be entitled to continue to accrue benefits after the date of the Change of Control under such terms of the Plan if they are still eligible to continue participation under the Plan.

     10.6   Voluntary Termination of Employment.

     For purposes of Plan Section 10.5, a voluntary termination of employment shall mean any termination initiated by the Participant except a termination initiated after:

             (a) any substantial adverse change in position, duties, title or responsibilities, other than merely by reason of the Company ceasing to be a publicly-traded corporation;

            (b) any material reduction in base salary or, unless replaced by equivalent arrangements, any material reduction in annual bonus opportunity or pension or welfare benefit plan coverages;

            (c) any relocation required by the Company to an office or location more than 25 miles from the Participant's current regular office or location; or

            (d) any failure of the Company to obtain the agreement of a successor entity to assume the obligations set forth hereunder, provided that the successor has had actual notice of the existence of this arrangement and an opportunity to assume the Company's responsibilities hereunder during a period of at least 10 business days after receipt of such notice; provided that, in order for a particular event to be treated as an exception to a "voluntary termination," a Participant must assert such exception within 180 days after actual knowledge of the events giving rise thereto by giving the Company written notice thereof and an opportunity to cure. Notwithstanding the foregoing, in the event that any employment agreement between the Participant and the Company or a Subsidiary in effect at the time of such termination provides a definition of "constructive termination" or termination for "good reason" or similar terminology, such definition shall govern over the event described in this Plan Section 10.6 to the extent that it provides addition exceptions to the events which are considered a voluntary termination.

     10.7   Effect of Merger or Acquisition.

    If any company now or hereafter becomes a Subsidiary of the Company, the Board of Directors (or the Compensation Committee to the extent it has been delegated authority) may include an employee of such Subsidiary in the membership of the Plan upon appropriate action by such company. In such event, or, as a result of the merger or consolidation or as the result of acquisition by the Company of all or part of the assets or business of another company, the Board of Directors (or the Compensation Committee to the extent it has been delegated authority) shall determine to what extent, if any, benefits shall be granted for previous service with such Subsidiary, or other company.


                                  SECTION 11
                                CLAIM PROCEDURES

     11.1 Every claim for benefits under the Plan shall be in writing directed to a member of the Retirement Board.

     11.2 Each claim filed shall be passed upon by the Retirement Board within a reasonable time from its receipt. If a claim is denied in whole or in part the claimant shall be given written notice of the denial in language calculated to be understood by the claimant, which notice shall:

            (a)   specify the reason or reasons for the denial;

            (b) specify the Plan provisions giving rise to the denial; and

            (c) describe any further information or documentation necessary for the claim to be honored, explain why such documentation or information is necessary, and explain the Plan's review procedure.


    11.3 Upon written request of any claimant whose claim has been denied in whole or in part, the Retirement Board shall make a full and fair review of the claim and furnish the claimant with a written decision concerning it.

     IN WITNESS WHEREOF, the Company has caused this instrument to be
Executed as of              , 1988.


                                    AVON PRODUCTS, INC.


                                    By:  /s/ James E. Preston

                                    Title: Chariman of the Board


ATTEST:

/s/  Ward M. Miller, Jr.
Ward M. Miller, Jr.
Secretary

     [CORPORATE SEAL]









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